UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2011
NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough Drive, Suite 100
Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On September 30, 2011, Noble Energy, Inc., a Delaware corporation (the “Company”), and CNX Gas Company LLC (the “CNX”), a Virginia limited liability company and subsidiary of CONSOL Energy Inc., a Delaware company (“CONSOL”), entered into a Joint Development Agreement (the “JDA”). The JDA was executed in connection with the closing (the “Closing”) of the Asset Acquisition Agreement dated August 17, 2011 (the “Acquisition Agreement”), between the Company and CNX, as described in Item 8.01 of this Current Report on Form 8-K below.
     Under the terms of the JDA, the Company and CNX will jointly develop (i) the Company’s 50% undivided interest in certain Marcellus Shale oil and gas assets and properties in West Virginia and Pennsylvania covering approximately 628,000 net undeveloped acres (the “Marcellus Assets”) that were acquired by the Company from CNX pursuant to the Acquisition Agreement (the “Acquired Interests”), (ii) CNX’s remaining 50% undivided interest in the Marcellus Assets and (iii) any other Marcellus oil and gas interests that are jointly acquired by the Company and CNX after the Closing (collectively referred to herein as the “Subject Assets”). The Company will be the designated operator of the wet gas areas and CNX will be the designated operator of the dry gas areas. During an initial transition period, CNX will operate all of the Subject Assets until the Company is prepared to assume operations in the wet gas areas. Under the terms of the JDA, the Company will pay one-third of CNX’s working interest share of certain drilling and completion costs with respect to the Subject Assets as wells are drilled on the Subject Assets, up to approximately $2.1 billion (the “Carried Costs”). The Company’s obligation to pay the Carried Costs is limited to $400 million in each calendar year and will be suspended if average natural gas prices fall and remain below $4.00/MMBtu in any three-consecutive-month period and will remain suspended until average natural gas prices are above $4.00/MMBtu for three consecutive months. Except for certain Subject Assets that are already subject to joint operating agreements with third parties, the operation of the Subject Assets will be governed by joint operating agreements on a pre-agreed form. During the term of the JDA, a Joint Development Committee (the “Committee”) will generally plan operations in an area of mutual interest covering each of the counties in Pennsylvania and West Virginia in which the Subject Assets are located (the “AMI”) and approve certain matters specified in the JDA. The Committee will initially consist of an equal number of members from the Company and CNX, with all decisions, approvals and other actions of the Committee to be decided by the affirmative vote of at least two-thirds of the committee members. The JDA also contains restrictions on each of the Company’s and CNX’s ability to transfer their respective interests in the Subject Assets. The JDA will terminate on the earlier to occur of the mutual agreement of the parties or 60 days following the day on which the Company satisfies its obligations to pay the Carried Costs.
     The description set forth above of the JDA has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates or their assets or the Subject Assets.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this Current Report on Form 8-K regarding the JDA is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.
     On October 3, 2011, the Company issued a press release announcing the finalization of the strategic partnership with CONSOL in the Marcellus Shale. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 7.01.
     In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 or in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.
     On September 30, 2011, the Company completed the acquisition of (i) the Acquired Interests and (ii) 50% of CNX’s undivided interest in certain of its existing Marcellus Shale oil and gas wells (the “Acquired Wells” and together with the Acquired Interests, the “Conveyed Interests”) pursuant to the Acquisition Agreement. The purchase price for the Acquired Interests was approximately $1.0 billion in cash, payable in three equal installments with the first installment of approximately $327 million in cash (the “First Cash Installment”) paid at the Closing and the following two installments to be paid at the first and second anniversaries of the Closing, respectively. The purchase price for the Acquired Wells was approximately $160 million in cash (together with the First Cash Installment, the “Closing Cash Payment”) paid at the Closing. The Closing Cash Payment reflects, among other things, adjustments for the estimated results of operations of the Conveyed Interests between the July 1, 2011 effective date and the Closing. The cash payments due under the Acquisition Agreement are subject to certain post-closing adjustments, including adjustments for the final results of operations of the Conveyed Interests between the July 1, 2011 effective date and the Closing and for certain defects in CNX’s title to the Marcellus Assets.
     In connection with the Closing, the Company and CNX formed a new gathering company, CONE Gathering LLC, a Delaware limited liability company (the “Gathering Company”), to provide gathering lines and facilities to receive and deliver production from the existing Marcellus Shale wells and future wells on the Subject Assets. At the Closing, CNX contributed its existing gathering assets (the “Gathering Assets”) valued at approximately $145 million to the Gathering Company and the Company contributed approximately $73 million in cash to the Gathering Company, which was distributed to CNX. The cash payments made at Closing are subject to certain post-closing adjustments, including adjustments for excluded portions of the Gathering Assets, operational adjustments for the allocation of costs, taxes and revenues among the parties, and adjustments attributable to the components comprising the cash payments. The Company and CNX each own 50% of the new gathering company. In addition, each of the Company and CNX entered into an identical form of gas gathering agreement (collectively, the “Gathering Agreements”) with the Gathering Company, as gatherer, containing the terms and conditions for gathering, compressing, dehydrating, treating and delivering gas from the Subject Assets. The Gathering Agreements require each of the Company and CNX to dedicate all gas produced from the existing Marcellus Shale wells and future wells located on the Subject Assets (the “Dedicated Properties”), subject to conflicting dedication allowances and permitted releases from dedication, for the applicable dedication term, which in the case of Subject Assets that consist of oil, gas and mineral leases, expires on the termination of such leases, and which in the case of Subject Assets that consist of fee interests, expires after a period of 50 years. The Company and CNX are also required to deliver all gas attributable to third party interests in the Subject Assets to the extent permissible under the terms of any applicable joint operating agreement. The Gathering Company has entered into a master services agreement with CNX pursuant to which CNX will manage the business operations of the Gathering Company and perform certain other services on behalf of the Gathering Company.
Forward Looking Statements
     This Form 8-K includes projections and other “forward-looking statements” within the meaning of the federal securities laws. Such projections and statements reflect the Company’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Risks, uncertainties and assumptions that could cause actual results to differ materially from those projected include, without limitation, the Company’s ability to achieve the benefits contemplated by the transactions with CNX, the diversion of management time on issues related to the transactions with CNX, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, drilling and operating risks, exploration and development risks, government regulation or other action, the ability of management to execute its plans to meet its goals, competition, the ability to replace reserves, environmental risks and other risks inherent in the Company’s business that are detailed in its Securities and Exchange Commission filings. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. The Company assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1	Press Release dated October 3, 2011, announcing the finalization of the strategic partnership with CONSOL Energy in the Marcellus Shale.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: October 5, 2011	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary